United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2009
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

M-ATV SOTM Order Status.

On October 20, 2009, Ultralife Corporation (the “Company”) commented on the MRAP All Terrain Vehicle (“M-ATV”) SATCOM-On-The-Move (“SOTM”) order status.  In response to a program status requested by an elected representative on the Company’s behalf, management has been informed that the U.S. Defense Department had intended to place orders for the Company’s SOTM systems through the Company’s defense contractor customer.  However, since there was only one contract in place in time to meet the delivery for SOTM systems under the M-ATV program, orders are being placed with a defense contractor other than the Company’s customer.  The Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

New SOTM Order.

On October 20, 2009, the Company also announced the receipt of an order for SOTM systems from a U.S. defense contractor pursuant to that contractor’s Indefinite Delivery/Indefinite Quantity contract to supply those systems for use in a variety of military vehicles unrelated to the M-ATV program.  The Company's press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 20, 2009, re M-ATV SOTM Order Status

99.2	Press Release, dated October 20, 2009, re New SOTM Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 20, 2009	ULTRALIFE CORPORATION

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration &
General Counsel